Exhibit 99.1

FOR IMMEDIATE RELEASE

Aircastle Announces Fourth Quarter 2019 Quarterly Dividend

Stamford, CT. November 6, 2019 — Aircastle Limited (NYSE: AYR) (“Aircastle”) announced today that the Board of Directors declared a fourth quarter 2019 cash dividend on its common shares of $0.32 per share, payable on December 13, 2019 to shareholders of record on November 29, 2019. This is our 54th consecutive dividend and represents a 6.7% increase over the previous quarter’s cash dividend. Since 2011, Aircastle has increased the common dividend ten times.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of September 30, 2019, Aircastle owned and managed on behalf of its joint ventures 277 aircraft leased to 87 customers located in 48 countries.

Contacts:

Aircastle Advisor LLC    The IGB Group
Frank Constantinople, SVP Investor Relations    Leon Berman
Tel: +1-203-504-1063    Tel: +1-212-477-8438
fconstantinople@aircastle.com     lberman@igbir.com

For more information on Aircastle, please visit www.aircastle.com.

SOURCE: Aircastle Limited